AMENDMENT TO DECLARATION OF TRUST

                         LEGG MASON TAX-FREE INCOME FUND

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY


            We, Marie K. Karpinski, Vice President, and Susan L. Silva, Secretary, of Legg Mason Tax-Free Income Fund ("Trust"), hereby certify that the trustees of the Trust adopted the following resolutions on August 6, 1999:

            RESOLVED, that pursuant to Section 1 of Article III of the Trust's Declaration of Trust, the class of shares heretofore known as "Legg Mason Tax-Free Intermediate-Term Income Trust, Class A shares" is hereby renamed "Legg Mason Tax-Free Intermediate-Term Income Trust, Primary Class shares", and the class of shares heretofore known as "Legg Mason Tax-Free Intermediate-Term Income Trust, Class Y shares" is hereby renamed "Legg Mason Tax-Free Intermediate-Term Income Trust, Navigator Class shares"; and be it

            FURTHER RESOLVED, that pursuant to Section 1 of Article III of the Trust's Declaration of Trust, the class of shares heretofore known as "Legg Mason Maryland Tax-Free Income Trust, Class A shares" is hereby renamed "Legg Mason Maryland Tax-Free Income Trust, Primary Class shares", and the class of shares heretofore known as "Legg Mason Maryland Tax-Free Income Trust, Class Y shares" is hereby renamed "Legg Mason Maryland Tax-Free Income Trust, Navigator Class shares"; and be it

            FURTHER RESOLVED, that pursuant to Section 1 of Article III of the Trust's Declaration of Trust, the class of shares heretofore known as "Legg Mason Pennsylvania Tax-Free Income Trust, Class A shares" is hereby renamed "Legg Mason Pennsylvania Tax-Free Income Trust, Primary Class shares", and the class of shares heretofore known as "Legg Mason Pennsylvania Tax-Free Income Trust, Class Y shares" is hereby renamed "Legg Mason Pennsylvania Tax-Free Income Trust, Navigator Class shares".

Dated:  September 14, 1999                  By: /s/ Marie K. Karpinski
                                               ---------------------------------
                                                Marie K. Karpinski
                                                Vice President



                                            By: /s/ Susan L. Silva
                                               ---------------------------------
                                                Susan L. Silva
                                                Secretary


Baltimore, Maryland (ss)

Subscribed and sworn to before me this 14th day of September, 1999.


/s/ Laura V. Atwater
-----------------------------
Laura V. Atwater
Notary Public of Maryland
Harford County
My Commission Expires 11/01/02